Exhibit 15.1

May 10, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 10, 2006 on our review of interim financial information of Boston Edison Company for the three-month periods ended March 31, 2006 and March 31, 2005 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2006 is incorporated by reference in its Registration Statement on Form S-3 (No. 333-111476) dated December 31, 2005.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts